 EXHIBIT 3.2

BYLAWS

OF

CARACO PHARMACEUTICAL LABORATORIES, LTD.

ARTICLE I
Offices

Section 1.  Registered Office: The Registered Office for the transaction of business of the corporation is hereby located at 30600 Telegraph Road, Bingham Farms, Michigan 48025, and the resident agent there shall be CT Corp. The Board of Directors is hereby granted full power and authority to change by amendment from time to time of this Section 1, Article I, the Resident Agent and/or the Registered Office, which new Registered Office shall be a location in the State of Michigan.

ARTICLE II
Meetings of
Shareholders

Section 1. Place of Meetings: All meetings of shareholders shall be held at the Registered Office of the corporation in the State of Michigan or at any other place within or without the State of Michigan which may be designated either by the Board of Directors (pursuant to authority hereinafter granted to said Board), or by the written consent of a majority of shareholders entitled to vote thereat, given either before, at or after the meeting and filed with the Secretary of the corporation.

Section 2. Annual Meetings: The Annual Meetings of shareholders shall be held at such time and place as shall be designated by the Board of Directors.  At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

Written notice of each Annual Meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the registered office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting, and shall specify the place, the day, the hour and the purposes of such meeting; and shall state such other matters, if any, as may be expressly required by statute.

Section 3.  Special Meetings; Special Meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president, the chief executive officer, or by the Board of Directors, or by one or more shareholders holding not less than a majority of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such Special Meetings shall be given in the same manner as for annual meetings of shareholders.

Section 4.  Adjourned Meetings and Notices Thereof: Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned to any other time and place by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, or by any officer entitled to preside or to act as Secretary of such meeting, if no shareholder is present, but in the absence of a quorum no other business may be transacted at such meetings.

When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting, and otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 5.  Voting: Unless a record date for voting purposes be fixed as provided in Section 1 of Article VI of these Bylaws, then, but subject to the provisions of the Michigan Business Corporation Act, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day ten (10) days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. When an action, other than the election of directors, is to be taken, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless otherwise provided in the Articles of Incorporation or the Michigan Business Corporation Act.

Section 6.  Quorum: The presence in person or by proxy by persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Consent of Absentees / Waiver of Notice: The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8.  Proxies: Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless otherwise provided in the written proxy.

ARTICLE III
Directors

Section 1.  Powers: Subject to limitations of the Articles of Incorporation, of the Bylaws and of the Michigan Business Corporation Act as to action which shall be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

First: To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation and require from them security for faithful service.

Second: To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

Third: To change the registered office for the transaction of the business of the corporation from one location to another within the State of Michigan as provided in Article I, Section 1, hereof, to fix and locate from time to time one or more other offices of the corporation within or without the State of Michigan at any place or places where the corporation is qualified to do business, to designate any place within or without the State of Michigan for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of law.

Fourth: To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth: To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth:  To appoint an executive committee and other committees and to delegate to such committees any of the powers and authority of the board in management of the business and affairs of the corporation, except as otherwise prohibited by the Michigan Business Corporation Act. The executive committee shall be composed of two or more directors.

Section 2.  Number of Directors: The authorized number of directors of the corporation shall be not less than one (1) nor more than the number as may be fixed by the directors unless the Articles of Incorporation fix a maximum number of directors.

Section 3.  Election and Term of Office: The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected and qualified. Any director may be removed with or without cause at any time by the vote of a majority in interest of the shareholders at an annual meeting or a special meeting duly called and held for that purpose or for cause by a majority of the Board of Directors.

Section 4.  Vacancies: Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, an increase in the number of directors not to exceed the number authorized herein, or as the same is amended from time to time, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.  Place of Meeting: Regular meetings of the Board of Directors shall be held at any place within or without the State of Michigan which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the registered office of the corporation. Special meetings of the board may be held either at a place so designated or at the registered office.

Section 6.  Organization Meeting: Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting shall not be required.

Section 7.  Other Regular Meetings: Other regular meetings of the Board of Directors shall be held without call at such time as the Board of Directors may from time to time designate; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors shall not be required.

Section 8.  Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the chief executive officer, by the executive committee or by a majority of the Board of Directors, upon 24 hours' notice to each director if such notice is delivered personally or sent by telegram, or facsimile or upon 5 days' notice if sent by mail, unless such notice is waived. The notice should set forth the purpose of such meeting.  Except as set forth in the notice, no other business may be transacted at the special meeting unless the transacting of such other business is approved by the Chairman of the meeting.  In addition, notices of special meetings may also be delivered to each director by electronic transmissions (in accordance with Article VI, Section 8 of these Bylaws) and shall be deemed given when electronically transmitted to the director in a manner authorized by the director.

Section 9.  Notice of Adjournment: Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 10.  Waiver of Notice: The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Quorum: A majority of the duly elected number of directors or the members of a committee thereof, as the case may be, shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors or the members of a committee thereof, as the case may be, present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

Section 12.  Adjournments: A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn until the time fixed for the next regular meeting of the board.

Section 13.  Action Without a Meeting: Any action which, under any provision of the Michigan Business Corporation Act, may be taken at a meeting of the directors or any committee thereof, as the case may be may be taken without a meeting if authorized by a writing signed by all of the members of the Board of Directors or any committee thereof, as the case may be, and filed with the Secretary of the corporation.

Section 14.  Fees and Compensation: Directors may receive stated salary for their services as directors as determined by resolution of the Board of Directors, and by resolution of the Board of Directors, a reasonable fixed fee, with or without expenses of attendance, may be allowed one or more of the directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

Section 15.  Meetings by Telephone or Remote Communication. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or any committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants.  Participation in a meeting in such manner shall constitute presence in person at such meeting.  A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or other means of remote communication.

ARTICLE IV
Officers

Section 1. Officers: The corporation's officers shall be chosen and appointed by the Board of Directors and shall consist of a chief executive officer, president, one or more vice presidents (if and to the extent required by law or if not required, if the Board of Directors from time to time appoints a vice president or vice presidents), a secretary and a treasurer, one or more assistant secretaries and/or assistant treasurers and such other officers and/or agents as the Board of Directors from time to time deems necessary or appropriate.   The Board of Directors may delegate to the chief executive officer or the president of the corporation the authority to appoint any officer or agent of the corporation and to fill a vacancy other than the Chairman of the Board of Directors, president, secretary or treasurer.  The election or appointment of any officer of the corporation in itself shall not create contract rights for any such officer.  All officers of the corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors.  Any two or more offices may be held by the same person.

Section 2.  Removal and Resignation: Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the president or secretary of the corporation. Any such resignation shall take effect upon the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.  Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 4.  Chairman of the Board: The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the shareholders and the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 5.  President: Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall be ex officio, a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 6.  Secretary: The Secretary shall keep, or cause to be kept, a book of minutes at the registered office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given thereof, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The Secretary shall keep or cause to be kept at the registered office or at the office of the corporation's transfer agent, if any, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. If, for any reason, the Secretary shall fail to give notice of any special meeting of the Board of Directors called by one or more of the persons identified in the first sentence of Section 8, Article III, any such person may give notice of any such special meeting of the Board of Directors.

Section 7. Treasurer: The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE V.
Indemnification

Section 1.  Indemnification.  The corporation shall indemnify each of the directors and officers of the corporation, and may indemnify any other individual, to the fullest extent permitted by Sections 561 and 562 of the Business Corporation Act of Michigan, as it may be amended from time to time (the "Act") and as otherwise permitted by law, and shall promptly make or cause to be made any determination required by Section 564a of the Act.  The corporation shall pay and reimburse each of the directors and officers of the corporation, and may pay and reimburse any other individual, to the fullest extent permitted by Section 564b of the Act and as otherwise permitted by law, and the corporation shall promptly make or cause to be made any determination required by Section 564b.

Section 2.  Insurance.  The corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

Section 3.  Effect of Amendment.  Any amendment, repeal or modification of any provision of this Article V by the Shareholders or the directors of the corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE VI
Miscellaneous

Section 1. Record Date and Closing Stock Books: The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days prior to the date of the meeting nor more than sixty (60) days before any other action. When a record date is so fixed, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of shareholders meeting, the date when the right to any dividend, distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 2.  Inspection of Corporate Records: The share register or duplicate share register, and minutes of proceedings of the shareholders shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, during usual business hours and for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection shall be made in writing upon any officer, director or resident agent of the corporation not less than ten (10) days prior to the time when such inspection shall be made.

Section 3.  Checks. Drafts, etc.: All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

Section 4. Contract, etc., How Executed: The Chairman of the Board, if any, the President, any Vice President, and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer when required, are hereby authorized to execute any contract or other instrument on behalf of the corporation and affix the corporate seal thereto. The Board of Directors, except as in these Bylaws otherwise provided, also may authorize any other officer or officers to enter into any contract or execute any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no other officer shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 5.  Certificates of Stock: A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid. All such certificates shall be signed by the Chairman of the Board, if any, or the President or Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the Chairman of the Board, if any, the President or Vice President and Secretary, or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers before issuance.

Section 6.  Inspection of Bylaws: The corporation shall keep in its registered office the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by any shareholder at all reasonable times during office hours.

Section 7.  Fiscal Year: The fiscal year of the corporation shall be as determined from time to time by the Board of Directors.

Section 8.  Electronic Transmission. In accordance with the Michigan Business Corporation Act and the Articles of Incorporation, any shareholder or Board of Director action which requires the notice to a shareholder or director or written signature of a shareholder or director may be delivered to or by such shareholder or director via electronic transmission, including, but not limited to, notices of shareholder and director meetings and shareholder and director consents.  “Electronic transmission” or “electronically transmitted” means any form of communication that meets all of the following:  (i) it does not directly involve the physical transmission of paper; (ii) it creates a record that may be retained and retrieved by the recipient; (iii) it may be directly reproduced in paper form by the recipient through an automated process.

ARTICLE VII
Amendments

Section 1.  Power of Shareholders: New Bylaws may be adopted or these Bylaws may be amended by the affirmative vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation.

Section 2.  Power of Directors: Subject to the right of shareholders as provided in Section 1 of this Article VII, and the requirements of the Michigan Business Corporation Act or the Articles of Incorporation, a majority of the Board of Directors may at any regular or special meeting adopt, amend or repeal the Bylaws.